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As filed with the Securities and Exchange Commission on October 27, 2005

Registration No. 333-129127

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Molson Coors Brewing Company (Exact Name of Registrant as Specified in Its Charter)	Delaware (State of Incorporation)	84-0178360 (I.R.S. employer identification umber)
Coors Brewing Company (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	84-1150943 (I.R.S. employer identification umber)
Molson Coors Capital Finance ULC (Exact Name of Registrant as Specified in Its Charter)	Nova Scotia (Province of Incorporation)	98-0449695 (I.R.S. employer identification umber)
Coors Distributing Company (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	84-0608086 (I.R.S. employer identification umber)
Coors International Market Development, L.L.L.P. (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	84-1570323 (I.R.S. employer identification umber)
Coors Global Properties, Inc. (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	26-0042885 (I.R.S. employer identification umber)
Coors Worldwide, Inc. (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	84-1570317 (I.R.S. employer identification umber)
Coors Intercontinental, Inc. (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	84-1262470 (I.R.S. employer identification umber)
Coors Brewing Company International, Inc. (Exact Name of Registrant as Specified in Its Charter)	Colorado (State of Incorporation)	84-1208271 (I.R.S. employer identification umber)
1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5 (514) 521-1786	1225 17th Street Denver, Colorado 80202 (303) 277-6661

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Samuel D. Walker, Esq.
Chief Legal Officer
Molson Coors Brewing Company
1225 17th Street
Denver, Colorado 80202
(303) 277-6661
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christian O. Nagler, Esq.
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
(212) 446-4800

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    The exchange will occur as soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

4.85% Senior Notes due 2010	$300,000,000	$35,310(3)

Guarantees(2)	N/A	N/A

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

(2)
No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

(3)
Previously paid.

        THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

        This amendment is being filed solely to re-file Exhibit 99.1 hereto. No changes have been made to Part I of the Registration Statement. Accordingly, it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Molson Coors Brewing Company

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

        Molson Coors Brewing Company's certificate of incorporation provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

        Molson Coors Brewing Company maintains directors' and officers' liability insurance policies. Molson Coors Brewing Company's certificate of incorporation and bylaws provide generally for indemnification of Molson Coors Brewing Company's officers and directors to the fullest extent permitted by applicable law; provided that in connection with a proceeding commenced by a director or officer, such indemnification is not required if the commencement of such proceeding was not authorized by Molson Coors Brewing Company's board of directors.

Molson Coors Capital Finance

        Article 159 of Molson Coors Capital Finance's Articles of Association provides for the indemnity of every director or officer, former director or officer, or person who acts or acted at Molson Coors Capital Finance's request, as a director or officer of Molson Coors Capital Finance, a body corporate, partnership or other association of which Molson Coors Capital Finance is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, against, and further provides that it shall be the duty of the directors out of the funds of Molson Coors Capital Finance to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Molson Coors Capital Finance or such body corporate, partnership or other association, whether Molson Coors Capital Finance is a claimant or party to such action or proceeding or otherwise; and that the amount for which such indemnity is proved shall immediately attach as a lien on the property of Molson Coors Capital Finance and have priority as against the shareholders over all other claims.

        Article 160 of Molson Coors Capital Finance's Articles of Association provides that no director or officer, former director or officer, or person who acts or acted at Molson Coors Capital Finance's request, as a director or officer of Molson Coors Capital Finance, a body corporate, partnership or other association of which Molson Coors Capital Finance is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to Molson Coors Capital Finance through the insufficiency or deficiency of title to any property acquired for or on behalf of Molson Coors Capital Finance, or through the insufficiency or deficiency of any security in or upon which any of the funds of Molson Coors Capital Finance, are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Coors International Market Development, L.L.L.P.

        The Agreement of Limited Partnership of Coors International Market Development, L.L.L.P. (the "Partnership") provides that the Partnership shall indemnify and hold harmless each of its officers, directors, partners, agents, employees and affiliates as to third parties against and from any personal loss, liability or damage incurred as a result of any act or omission of any partner believed in good faith to be within the scope of authority conferred by the agreement, except for willful misconduct or gross negligence, but not in excess of the value of the net assets of the Partnership as of the date the general partner learns of such act or omission resulting in the personal loss, liability or damage to a third party.

Colorado Corporations

        Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Coors Brewing Company

        Coors Brewing Company's certificate of incorporation provides that the personal liability of its directors will be limited or eliminated to the fullest extent allowed by applicable law. Coors Brewing Company's certificate of incorporation and bylaws provide generally for indemnification of Coors

Brewing Company's officers and directors to the fullest extent permitted by applicable law, except for matters in which the person shall be adjudged to be liable for his own gross negligence or willful misconduct in the performance of any duty, and except for any personal benefit improperly received by him.

Coors Distributing Company

        Coors Distributing Company's certificate of incorporation and bylaws provide generally for indemnification of Coors Distributing Company's officers and directors to the fullest extent permitted by applicable law, except for matters in which the person shall be adjudged to be liable for his own gross negligence or willful misconduct in the performance of any duty, and except for any personal benefit improperly received by him.

Coors Global Properties, Inc.

        Coors Global Properties, Inc.'s certificate of incorporation and bylaws provide generally for indemnification of Coors Global Properties, Inc.'s officers and directors to the fullest extent permitted by applicable law, except for matters in which the person shall be adjudged to be liable to Coors Global Properties, Inc., and except for any personal benefit improperly received by him.

Coors Worldwide, Inc.

        Coors Worldwide, Inc.'s certificate of incorporation and bylaws provide generally for indemnification of Coors Worldwide, Inc.'s officers and directors to the fullest extent permitted by applicable law, except for matters in which the person shall be adjudged to be liable to Coors Worldwide, Inc., and except for any personal benefit improperly received by him.

Coors Intercontinental, Inc.

        Coors Intercontinental, Inc.'s certificate of incorporation provides that none of its directors will be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as currently in effect or as the same may hereafter be amended. Coors Intercontinental, Inc.'s bylaws provide generally for indemnification of Coors Intercontinental, Inc.'s officers and directors to the fullest extent permitted by applicable law.

Coors Brewing Company International, Inc.

        Coors Brewing Company International, Inc.'s certificate of incorporation provides that none of its directors will be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as currently in effect or as the same may hereafter be amended. Coors Brewing Company International, Inc.'s certificate of incorporation and bylaws provide generally for indemnification of Coors Brewing Company International, Inc.'s officers and directors to the fullest extent permitted by applicable law, except for matters in which the person shall be adjudged to be liable for his own gross negligence or willful misconduct in the performance of any duty, and except for any personal benefit improperly received by him.

        Reference is made to the form of underwriting agreement to be incorporated by reference in this registration statement for a description of the indemnification arrangements the registrants agree to in connection with offerings of securities registered by this registration statement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

1.
Exhibits

Number	Description
4.1	Indenture dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and TD Banknorth, National Association and The Canada Trust Company as co-trustees.*
4.2	First Supplemental Indenture dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and TD Banknorth, National Association as trustee.*
4.3	Second Supplemental Indenture dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and The Canada Trust Company as trustee.*
4.4	U.S. $300,000,000 in aggregate principal amount of 4.85% Note due 2010.*
4.5	Registration Rights Agreement dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated as representatives of the several initial purchasers named in the related Purchase Agreement.*
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Douglas N. Beck.*
5.3	Opinion of Stewart McKelvey Stirling Scales.*
12.1	Statement re Computation of Earnings to Fixed Charges.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Independent Auditors.*
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.4	Consent of Douglas N. Beck (included in Exhibit 5.2).
23.5	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.3).
24.1	Powers of Attorney (included on the signature page).*
25.1	Statement of Eligibility on Form T-1.*
99.1	Letter of Transmittal.

*
Previously filed.

ITEM 22. UNDERTAKINGS

        The undersigned registrants hereby undertake:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(g)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Molson Coors Brewing Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

MOLSON COORS BREWING COMPANY
By:	/s/ TIMOTHY V. WOLF Timothy V. Wolf Global Chief Financial Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

Signature	Title

/s/ W. LEO KIELY III* W. Leo Kiely III	President, Global Chief Executive Officer and Director (Principal Executive Officer)
/s/ TIMOTHY V. WOLF Timothy V. Wolf	Global Chief Financial Officer (Principal Financial Officer)
/s/ MARTIN MILLER* Martin Miller	Global Controller (Principal Accounting Officer)
/s/ FRANCESCO BELLINI* Francesco Bellini	Director
/s/ JOHN E. CLEGHORN* John E. Cleghorn	Director
/s/ CHARLES M. HERINGTON* Charles M. Herington	Director
/s/ FRANKLIN W. HOBBS* Franklin W. Hobbs	Director

/s/ ANDREW T. MOLSON* Andrew T. Molson	Director
/s/ ERIC H. MOLSON* Eric H. Molson	Director
/s/ DAVID P. O'BRIEN* David P. O'Brien	Director
/s/ PAMELA H. PATSLEY* Pamela H. Patsley	Director
/s/ H. SANFORD RILEY* H. Sanford Riley	Director
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Coors Brewing Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS BREWING COMPANY
By:	/s/ FRITS D. VAN PAASSCHEN Frits D. van Paasschen President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

Signature	Title

/s/ FRITS D. VAN PAASSCHEN Frits D. van Paasschen	President and Chief Executive Officer (Principal Executive Officer)
/s/ NIRMALYA CHATTERJEE* Nirmalya Chatterjee	Chief Financial Officer (Principal Financial Officer)
/s/ MARTIN MILLER* Martin Miller	Global Controller (Principal Accounting Officer)
/s/ PETER H. COORS* Peter H. Coors	Director
/s/ W. LEO KIELY III* W. Leo Kiely III	Director
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Molson Coors Capital Finance ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ MICHAEL J. GANNON Michael J. Gannon President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ SAMUEL D. WALKER* Samuel D. Walker	Director
/s/ TIMOTHY E. SCULLY* Timothy E. Scully	Director
/s/ MICHAEL J. GANNON Michael J. Gannon	President and Chief Executive Officer
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Coors Distributing Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS DISTRIBUTING COMPANY
By:	/s/ EDWARD J. MCBRIEN Edward J. McBrien President

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ EDWARD J. MCBRIEN Edward J. McBrien	Director and President
/s/ BRENT SCOTT* Brent Scott	Director
/s/ RICHARD BARTLETT* Richard Bartlett	Director
/s/ NIRMALYA CHATTERJEE* Nirmalya Chatterjee	Director
/s/ JEFF COLBERT* Jeff Colbert	Director
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Coors International Market Development L.L.L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS INTERNATIONAL MARKET DEVELOPMENT L.L.L.P.
By:	Coors Global Properties, Inc.
Its:	General Partner
By:	/s/ PATTI L. ZENK Patti L. Zenk President of the General Partner

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ PATTI L. ZENK Patti L. Zenk	Director of Coors International Market Development L.L.L.P., President and Director of the General Partner
/s/ SAMUEL D. WALKER* Samuel D. Walker	Director of General Partner
/s/ MICHAEL J. GANNON* Michael J. Gannon	Director of General Partner
/s/ LAURA L. SANKEY* Laura L. Sankey	Director of General Partner
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Coors Global Properties, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS GLOBAL PROPERTIES, INC.
By:	/s/ PATTI L. ZENK Patti L. Zenk President

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ PATTI L. ZENK Patti L. Zenk	Director and President
/s/ SAMUEL D. WALKER* Samuel D. Walker	Director
/s/ MICHAEL J. GANNON* Michael J. Gannon	Director
/s/ LAURA L. SANKEY* Laura L. Sankey	Director
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Coors Worldwide, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS WORLDWIDE, INC.
By:	/s/ PETER S. SWINBURN Peter S. Swinburn President

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ PETER S. SWINBURN Peter S. Swinburn	Sole Director and President

        Pursuant to the requirements of the Securities Act of 1933, Coors Intercontinental, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS INTERCONTINENTAL, INC.
By:	/s/ PETER S. SWINBURN Peter S. Swinburn President

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ PETER S. SWINBURN Peter S. Swinburn	President
/s/ SAMUEL D. WALKER* Samuel D. Walker	Sole Director
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

        Pursuant to the requirements of the Securities Act of 1933, Coors Brewing Company International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2005.

COORS BREWING COMPANY INTERNATIONAL, INC.
By:	/s/ PETER S. SWINBURN Peter S. Swinburn President

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2005.

/s/ PETER S. SWINBURN Peter S. Swinburn	Director and President
/s/ MICHAEL J. GANNON* Michael J. Gannon	Director
* As Attorney-in-fact
By:	/s/ DOUGLAS BECK Douglas Beck

EXHIBIT INDEX

Number	Description
4.1	Indenture dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and TD Banknorth, National Association and The Canada Trust Company as co-trustees.*
4.2	First Supplemental Indenture dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and TD Banknorth, National Association as trustee.*
4.3	Second Supplemental Indenture dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and The Canada Trust Company as trustee.*
4.4	U.S. $300,000,000 in aggregate principal amount of 4.85% Note due 2010.*
4.5	Registration Rights Agreement dated as of September 22, 2005, among Molson Coors Capital Finance ULC, Molson Coors Brewing Company, Coors Brewing Company, Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Global Properties, Inc., Coors Intercontinental, Inc., and Coors Brewing Company International, Inc. and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated as representatives of the several initial purchasers named in the related Purchase Agreement.*
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Douglas N. Beck.*
5.3	Opinion of Stewart McKelvey Stirling Scales.*
12.1	Statement re Computation of Earnings to Fixed Charges.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Independent Auditors.*
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.4	Consent of Douglas N. Beck (included in Exhibit 5.2).
23.5	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.3).
24.1	Powers of Attorney (included on the signature page).*
25.1	Statement of Eligibility on Form T-1.*
99.1	Letter of Transmittal.

*
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 22. UNDERTAKINGS
SIGNATURES
  EXHIBIT INDEX